Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Announces Closure of Canton, Mass. Manufacturing Facility by the End of 2019 - Streamlining Operations and Engineering Footprint

Reviewing Strategic Alternatives for Non-Core Products

NOVI, Mich. — Jan. 11, 2019 — Stoneridge, Inc. (NYSE: SRI), a leader in highly engineered electrical and electronic components for the commercial vehicle and automotive industry, announced today that it will consolidate its manufacturing operations and close its Canton, Massachusetts facility by the end of 2019. The plant closure is part of an initiative to realign its operations and engineering footprint to position the Company for future growth.

“This has been a difficult decision that has been made after extensive consideration and a thorough assessment of our business and operations,” said Tony Moore, Vice President of Operations. “We are a proud, long-standing member of the Canton business community and we are committed to helping employees transition to new work. Our focus will be on supporting our affected team members through this transition and ensuring we continue to provide world-class support to our customers.”

The Canton site manufactures a variety of products including sensors, actuators, switches and other components for automotive and commercial vehicle applications. As part of the decision to close the facility, the Company is reviewing strategic alternatives for certain non-core products. Over the next few months, the Company will begin to consolidate operations and engineering capabilities to other existing site locations. The Company is committed to continue delivering high-quality products to its customers, both during and after the transition.

“We continue to evolve and position ourselves to meet and exceed the expanding needs of our global customers,” added Bob Willig, President of Control Devices Division. “We are positioning our resources to drive value for our customers, shareholders and employees by focusing on system-based solutions, global engineering capabilities and an efficient, global manufacturing footprint.”

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company with respect to the Company’s investment in Autotech. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at Stoneridge.com.

Contact:

Matthew Horvath

Director of Corporate Development and Investor Relations

Matthew.Horvath@stoneridge.com

+1.248.324.3883